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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 19, 1996 (except for Note H as to which the date is June 27, 1996) accompanying the consolidated financial statements of BMT, Inc. contained in the Registration Statement and Prospectus of UroQuest Medical Corporation. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the captions "Selected Consolidated Financial Data" and "Experts".


                                        GRANT THORNTON LLP


Chicago, Illinois
October 16, 1996